UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 6, 2017

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Bonus Awards for Executive Officers

On February 6, 2017, the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) determined the amounts to be awarded as 2016 bonuses to certain executive officers, including those listed in the table below. The Board of Directors also determined a portion of the 2016 bonus amount payable to those executive officers would be paid in stock in lieu of cash. The portion of the 2016 bonus amount payable in cash is either fifty percent or thirty-three percent, as determined by the Board of Directors. As such, Dr. Cope, Mr. Klima and Mr. Regan were awarded 70,492, 50,885 and 63,135, respectively, shares of common stock of the Company valued at $0.52 per share, the closing price of Navidea’s common stock on February 6, 2017. Each of the executive officers listed below is a “named executive officer,” as that term is defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Name	Position	Total 2016 Bonus Amount	Portion of Bonus Payable in Cash	Portion of Bonus Payable in Stock

Frederick O. Cope, Ph.D.	Senior Vice President and Chief Scientific Officer	$54,710	$18,054	$36,656

Thomas J. Klima	Senior Vice President and Chief Commercial Officer	$52,920	$26,460	$26,460

William J. Regan	Senior Vice President and Chief Compliance Officer	$49,000	$16,170	$32,830

Payment of the cash portion of the 2016 bonus awards has been deferred until sufficient funds are available. The Board of Directors deferred determination of 2016 bonus awards to Dr. Goldberg and Mr. Latkin.

2015 Bonus Awards for Executive Officers

On February 25, 2016, the Board of Directors determined that fifty percent of the 2015 bonus amount payable to certain executive officers would be paid in stock options in lieu of cash, calculated based on the Black-Scholes value of the options on the date of grant. As such, Dr. Cope and Mr. Regan were awarded options to purchase 58,510 and 52,405, respectively, shares of common stock of the Company at an exercise price of $0.98 per share, vesting immediately upon the date of grant and expiring after ten years. The cash portion of the 2015 bonus awards has not yet been paid. On February 6, 2017, the Board of Directors determined that the amounts previously awarded as 2015 bonuses to certain executive officers would be subject to the same split between cash and stock as the 2016 bonus awards. As such, Dr. Cope and Mr. Regan were awarded an additional 17,886 and 16,020, respectively, shares of common stock of the Company valued at $0.52 per share, the closing price of Navidea’s common stock on February 6, 2017. Payment of the cash portion of the 2015 bonus awards has been deferred until sufficient funds are available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 10, 2017	By:	/s/ Jed A. Latkin
Jed A. Latkin Interim Chief Operating Officer and Chief Financial Officer